EXHIBIT 32.2

In connection with the accompanying Annual Report of OpenCell Biomed, Inc. (the “Company”) on Form 10-K for the year ending November 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mislav Pavelic, in my capacities set forth below of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 15, 2010

/s/ Mislav Pavelic

Mislav Pavelic, President

(as Principal Financial Officer)